As of May 15, 1995


Mr. Peter G. Tombros
159 Lambert Road
New Canaan, CT  06840


      Re:  AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Peter:

      This letter agreement, when signed by you, will serve as a first amendment to your employment agreement with Enzon, Inc. (the "Company") dated as of March 25, 1994 (the "Employment Agreement").

      Pursuant to Section 3(b) of the Employment Agreement, you are entitled to receive an award (the "Award") under the Company's Total Compensation Program for Officers and Senior Executives (the "Program") based on the completion of your first year of employment with the Company. The Employment Agreement further provides that the Award is to consist of an option granted under the Company's Non-Qualified Stock Option Plan (the "Plan") and cash having the value and based on the terms set forth therein.

      This will confirm our agreement that you will not receive the Award for the completion of your first year of employment with the Company as provided in
Section 3(b) of the Employment Agreement, and in lieu thereof, the Company shall grant to you an option (the "Option") under the Plan to purchase 84,000 shares of the Company's common stock, $.01 par value (the "Common Stock"). The exercise price per share of Common Stock shall be $2.00, which is the fair market value of a share of Common Stock on the date hereof. The Option shall be exercisable as to 42,000 shares on May 15, 1996 and as to the remaining 42,000 shares on May 15, 1997 and shall terminate in its entirety on May 15, 2005. The Option is not being granted pursuant to the Program. Except as provided herein, the Employment Agreement shall remain unchanged.

      To evidence your agreement to the foregoing, kindly countersign this letter on the line provided below.


                                          Very truly yours,

                                          ENZON, INC.
                                          By:/S/ KENNETH J. ZUERBLIS
                                          Name: Kenneth J. Zuerblis
                                          Title: Vice President, Finance


AGREED AND ACCEPTED


/S/ PETER G. TOMBROS
Peter G. Tombros



                                      E1